UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   June 9, 2005

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Item 1.01  Entry into a Material Definitive Agreement

           At a special meeting on June 9, 2005, our stockholders approved the Palatin Technologies, Inc. 2005 Stock Plan. The text of the plan is attached as an exhibit to this report.

           The plan, which has a ten-year term, authorizes the grant of stock options and other forms of stock-based awards covering up to 5,000,000 shares of our common stock. Our employees, non-employee directors and consultants are eligible to receive grants under the plan. Our proxy statement for the June 9, 2005 special meeting of stockholders, filed with the SEC on May 4, 2005, contains a description of the terms of the plan.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

10.01 Palatin Technologies, Inc.2005 Stock Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 10, 2005	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.01	Palatin Technologies, Inc. 2005 Stock Plan